Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/30/2023	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS THIRD QUARTER 2023 RESULTS

•Global Systemwide sales* increased 11% for the quarter, with global comparable sales of nearly 9% and strong growth across each segment

•Digital Systemwide sales in our top six markets were nearly $9 billion for the quarter, representing over 40% of their Systemwide sales

CHICAGO, IL - McDonald's Corporation today announced results for the third quarter ended September 30, 2023.

“With global Systemwide sales growth of 11%, our third quarter results reflect our position of strength as the industry leader,” said McDonald's President and Chief Executive Officer, Chris Kempczinski. “The macroeconomic environment is unfolding in line with our expectations for the year, and we continued to deliver convenience and value for our customers. Thanks to the entire McDonald's System's outstanding execution of Accelerating the Arches, we remain confident in our future and the strategic direction of our business.”

Third quarter financial performance:
•Global comparable sales increased 8.8%, reflecting strong comparable sales across all segments:
•U.S. increased 8.1%
•International Operated Markets segment increased 8.3%
•International Developmental Licensed Markets segment increased 10.5%
•Consolidated revenues increased 14% (11% in constant currencies).
•Systemwide sales increased 11% (10% in constant currencies).
•Consolidated operating income increased 16% (13% in constant currencies) and included $26 million of pre-tax charges, primarily related to restructuring costs associated with the Company's internal effort to modernize ways of working (Accelerating the Organization).
•Diluted earnings per share was $3.17, an increase of 18% (15% in constant currencies).**
•The Company declared a 10% increase in its quarterly cash dividend to $1.67 per share.

*Refer to page 4 for a definition of Systemwide sales.
**Refer to the table on page 3 for additional details on diluted earnings per share.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended September 30,
	2023	2022
U.S.	8.1%	6.1%
International Operated Markets	8.3	8.5
International Developmental Licensed Markets & Corporate	10.5	16.7
Total	8.8%	9.5%

•U.S.: Comparable sales results benefited from strong average check growth driven by strategic menu price increases. Successful restaurant level execution, effective marketing campaigns and continued digital and delivery growth contributed to strong comparable sales results.

•International Operated Markets: Segment performance was driven by strong comparable sales in most markets, led by the U.K., Germany and Canada.

•International Developmental Licensed Markets: The quarter reflected strong comparable sales in all geographic regions.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended September 30,				Nine Months Ended September 30,
	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$6,692.2	$5,872.1	14%	11%	$19,087.5	$17,256.1	11%	11%
Operating income	3,208.3	2,763.9	16	13	8,844.8	6,788.3	30	31
Net income	2,317.1	1,981.6	17	14	6,429.8	4,274.0	50	51
Earnings per share-diluted	$3.17	$2.68	18%	15%	$8.76	$5.75	52%	53%

Results for 2023 included the following:
•Pre-tax charges of $26 million, or $0.02 per share, for the quarter and $224 million, or $0.23 per share, for the nine months, primarily related to restructuring costs associated with Accelerating the Organization
Results for 2022 included the following:
•Pre-tax charges of $1,281 million, or $1.44 per share, for the nine months, related to the sale of the Company's business in Russia
•Pre-tax gain of $271 million, or $0.40 per share, for the nine months, related to the Company's sale of its Dynamic Yield business
•$537 million, or $0.72 per share, for the nine months, of nonoperating expense related to the settlement of a tax audit in France

Excluding the above items, results for both periods reflected strong operating performance driven primarily by higher sales-driven Franchised margins.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended September 30,
	Net Income				Earnings per share - diluted
	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$2,317.1	$1,981.6	17%	14%	$3.17	$2.68	18%	15%
(Gains)/charges	20.0	—			0.02	—
Tax Settlement	—	—			—	—
Non-GAAP	$2,337.1	$1,981.6	18%	15%	$3.19	$2.68	19%	16%

	Nine Months Ended September 30,
	Net Income				Earnings per share - diluted
	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2023	2022	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$6,429.8	$4,274.0	50%	51%	$8.76	$5.75	52%	53%
(Gains)/charges	168.1	770.7			0.23	1.04
Tax Settlement	—	537.2			—	0.72
Non-GAAP	$6,597.9	$5,581.9	18%	19%	$8.99	$7.51	20%	20%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics and acts of war, terrorism or other hostilities. Restaurants in Russia were treated as permanently closed as of April 1, 2022 and therefore excluded from the calculation of comparable sales and comparable guest counts beginning in the second quarter of 2022. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Beginning in the first quarter of 2023, McDonald's excluded results from Argentina and Lebanon in the calculation of comparable sales due to hyperinflation (Venezuela continues to be excluded). Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. This includes sales from digital channels, which are comprised of the mobile app, delivery and kiosk at both Company-operated and franchised restaurants. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and nine months ended September 30, 2023.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on October 30, 2023. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 40,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on October 30, 2023. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended September 30,	2023	2022	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$2,556.2	$2,124.8	$431.4	20%
Revenues from franchised restaurants	4,047.1	3,671.2	375.9	10
Other revenues	88.9	76.1	12.8	17

TOTAL REVENUES	6,692.2	5,872.1	820.1	14

Operating costs and expenses
Company-operated restaurant expenses	2,135.0	1,779.6	355.4	20
Franchised restaurants-occupancy expenses	625.4	589.0	36.4	6
Other restaurant expenses	68.1	57.4	10.7	19
Selling, general & administrative expenses
Depreciation and amortization	96.7	93.3	3.4	4
Other	583.5	576.4	7.1	1
Other operating (income) expense, net	(24.8)	12.5	(37.3)	n/m
Total operating costs and expenses	3,483.9	3,108.2	375.7	12

OPERATING INCOME	3,208.3	2,763.9	444.4	16

Interest expense	340.7	306.2	34.5	11
Nonoperating (income) expense, net	(55.9)	(78.5)	22.6	(29)

Income before provision for income taxes	2,923.5	2,536.2	387.3	15
Provision for income taxes	606.4	554.6	51.8	9

NET INCOME	$2,317.1	$1,981.6	$335.5	17%

EARNINGS PER SHARE-DILUTED	$3.17	$2.68	$0.49	18%

Weighted average shares outstanding-diluted	731.6	739.5	(7.9)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Nine Months Ended September 30,	2023	2022	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$7,267.5	$6,540.0	$727.5	11%
Revenues from franchised restaurants	11,567.9	10,460.8	1,107.1	11
Other revenues	252.1	255.3	(3.2)	(1)

TOTAL REVENUES	19,087.5	17,256.1	1,831.4	11

Operating costs and expenses
Company-operated restaurant expenses	6,149.4	5,508.6	640.8	12
Franchised restaurants-occupancy expenses	1,841.9	1,761.6	80.3	5
Other restaurant expenses	187.9	187.6	0.3	—
Selling, general & administrative expenses
Depreciation and amortization	291.2	279.0	12.2	4
Other	1,704.3	1,771.9	(67.6)	(4)
Other operating (income) expense, net	68.0	959.1	(891.1)	(93)
Total operating costs and expenses	10,242.7	10,467.8	(225.1)	(2)

OPERATING INCOME	8,844.8	6,788.3	2,056.5	30

Interest expense	1,000.6	884.1	116.5	13
Nonoperating (income) expense, net	(163.0)	417.7	(580.7)	n/m

Income before provision for income taxes	8,007.2	5,486.5	2,520.7	46
Provision for income taxes	1,577.4	1,212.5	364.9	30

NET INCOME	$6,429.8	$4,274.0	$2,155.8	50%

EARNINGS PER SHARE-DILUTED	$8.76	$5.75	$3.01	52%

Weighted average shares outstanding-diluted	733.8	743.0	(9.2)	(1)%
n/m Not meaningful